Exhibit 32.1
Certification Pursuant to Rule 13a-14(b) or 15d-14(a) under the Securities Exchange Act of 1934
and
Section 1350 of Chapter 63 of Title 18 of the United States Code
     In connection with this amended quarterly report of NGAS Resources, Inc. on Form 10-Q/A for the quarter ended September 30, 2009, as filed with the Securities Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify pursuant to 18 U.S.C. § 1350 that:
     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of NGAS Resources, Inc. as of the date and for the periods reported therein.
December 31, 2009

By:	/s/ William S. Daugherty William S. Daugherty
Chairman, Chief Executive Officer and President

By:	/s/ Michael P. Windisch Michael P. Windisch
Chief Financial Officer